UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 18, 2016

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 18, 2016, the Public Utility Commission of Texas (the “Commission”) approved a Final Order (the “Order”), as proposed, approving the uncontested settlement agreement that was filed with the Commission on July 21, 2016 in El Paso Electric Company’s (the “Company”) rate case pending before the Commission. Now that the Order has been approved, the Company will record the impacts of the Order for financial reporting purposes in the third quarter of 2016.

A copy of the Press Release issued by the Company on August 18, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Order is expected to be signed soon and will be filed on the Commission’s website under docket number 44941. Documents appearing on the Commission’s website are not incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company dated August 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Nathan T. Hirschi
Name:	Nathan T. Hirschi
Title:	Senior Vice President - Chief Financial Officer

Dated: August 18, 2016

Exhibit No.	EXHIBIT INDEX Description
99.1	Press Release issued by the Company dated August 18, 2016